UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

The Marcus Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

  (414) 905-1000

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Marcus Corporation (the “Company”) held its 2019 Annual Meeting of Shareholders on May 7, 2019 (the “Annual Meeting”). Set forth below is information regarding the results of the matters voted on by the Company’s shareholders at the Annual Meeting.

(i)       Elect ten directors to serve until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen H. Marcus	98,074,318.118	1,481,194.953	1,340,566.000
Diane Marcus Gershowitz	98,046,345.216	1,509,167.855	1,340,566.000
Allan H. Selig	96,255,105.670	3,300,407.401	1,340,566.000
Timothy E. Hoeksema	98,210,102.909	1,345,410.162	1,340,566.000
Bruce J. Olson	98,043,402.909	1,512,110.162	1,340,566.000
Philip L. Milstein	97,593,657.909	1,961,855.162	1,340,566.000
Gregory S. Marcus	98,711,628.118	843,884.953	1,340,566.000
Brian J. Stark	99,024,669.909	530,843.162	1,340,566.000
Katherine M. Gehl	98,901,092.909	654,420.162	1,340,566.000
David M. Baum	98,900,743.909	654,769.162	1,340,566.000

(ii)       Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,086,930.715	446,068.185	22,514.171	1,340,566.000

(iii)       Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019:

Votes For	Votes Against	Abstentions
100,751,581.264	139,411.457	5,086.350

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: May 10, 2019	By:	/s/ Douglas A. Neis
Douglas A. Neis
Executive Vice President, Chief Financial
Officer and Treasurer